Exhibit 10.1

ALABAMA NATIONAL BANCORPORATION

PERFORMANCE SHARE AND DEFERRAL PLAN

FOR NON-EMPLOYEE DIRECTORS OF

AFFILIATE BANKS

1. PURPOSES

The purposes of the Alabama National BanCorporation Performance Share and Deferral Plan for Non-Employee Directors of Affiliate Banks (the “Plan”) are to provide long-term incentives and rewards to Non-Employee Directors of the Affiliates (as defined below) of Alabama National BanCorporation (the “Company”), to assist the Company in attracting and retaining Non-Employee Directors with experience and/or ability on a basis competitive with industry practices and to associate the interests of such individuals with those of the Company’s stockholders. The Plan permits the Company to make awards in shares of Company Common Stock (as defined below).

2. EFFECTIVE DATE

The Plan is effective as of the date it is approved by the shareholders of the Company.

3. ELIGIBILITY

All non-employee members of the board of directors of the Company’s Affiliates (“Non-Employee Directors”) shall be eligible to participate in the Plan. The Committee, in its sole discretion, shall from time to time designate those Non-Employee Directors who are to receive awards hereunder and thereby become participants in the Plan. For purposes of the Plan, “Affiliate” shall mean any entity, as may from time to time be designated by the Committee, that is a subsidiary corporation of the Company (within the meaning of Section 424 of the Internal Revenue Code (the “Code”)), and each other entity directly or indirectly controlling or controlled by or under common control with the Company. For purposes of this definition, “control” means the power to direct the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meaning correlative to the foregoing.

4. ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”). The Committee shall have all the powers vested in it by the terms of this Plan and by the Board, such powers to include exclusive authority (within the limitations described herein) to select the Non-Employee Directors to be granted awards under the Plan, to determine the series and/or class of stock in respect of which any awards will be granted, to determine the type, size and terms of awards to be made to each Non-Employee Director selected, to determine the time when awards will be granted, when they will vest, when they may be exercised and when they will be paid, to amend awards previously granted and to establish objectives and conditions, if any, for earning awards and whether awards will be paid after the end of the award period. The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable and to interpret same. The Committee’s interpretation of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder or by the Board, shall be conclusive and binding on all parties concerned, including the Company, its Affiliates, stockholders, any participants in the Plan and any other employee or director of the Company or any of its Affiliates.

5. AWARDS

(a) TYPES. Awards under the Plan shall be made with reference to shares of the Company’s Common Stock, par value $1.00 per share (“Common Stock”) and will include performance shares that the Committee determines to be consistent with the objectives and limitations of the Plan. The Committee may provide for the issuance of shares of Common Stock as a stock award for no consideration other than services rendered or, to the extent permitted by applicable state law, to be rendered. In the event of an award under which shares of Common Stock are or may in the future be issued for any other type of consideration, the amount of such consideration shall be equal or greater than the amount (such as the par value of such shares) required to be received by the Company in order to assure compliance with applicable state law.

(b) PERFORMANCE GOALS. The Committee shall establish performance goals to be achieved within such performance periods as may be selected by it in its sole discretion, using such measures of the performance of the Company and/or any one or more of its Affiliates as it may select, for purposes of the granting, vesting, payment or other entitlement to awards under the Plan.

(c) RULES AND POLICIES. The Committee may adopt from time to time written rules and policies implementing the Plan. Such rules and policies may include, but need not be limited to, the type, size and term of awards to be made to participants and the conditions for the payment of such awards. The Committee shall determine, in its sole discretion, the extent to which rules and policies that it may adopt in the future shall be subject to the approval of the Company stockholders and/or limitations on the Committee’s authority to amend such rules or policies.

6. SHARES OF STOCK SUBJECT TO THE PLAN

The shares of Common Stock that may be delivered or purchased or used for reference purposes under the Plan shall not exceed an aggregate of 25,000 shares. Shares of Common Stock issued under the Plan may be either authorized but unissued shares, shares held in the Company’s treasury or shares purchased on the open market. Any shares subject to an award which for any reason expire or are terminated unpaid shall again be available for issuance under the Plan.

7. PAYMENT OF AWARDS

Subject to Section 10 below, the Committee shall determine the extent to which awards shall be payable in cash, shares of Common Stock or any combination thereof or in any other form. The Committee may determine that all or a portion of a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof or any other form, shall be available for deferral at a participant’s election. In the event that the Committee determines that any payment may be deferred by a participant, the deferral and distributions shall be made in accordance with Section 10 below.

8. VESTING

The Committee may determine that all or a portion of an award or a payment to a participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof or any other form, or the right of a participant to exercise an award under the Plan, shall be vested at such times and upon such terms as may be selected by it in its sole discretion.

9. DILUTION AND OTHER ADJUSTMENT

In the event of any change in the outstanding shares of Common Stock by reason of any split, stock dividend, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change or any other change affecting the Common Stock, such equitable adjustments, if any, may be made in the Plan and the awards thereunder as the Committee, in its sole discretion determines are necessary or appropriate, including, if necessary, any adjustments in the number, kind or character of shares that may be subject to existing or future awards under the Plan (including by substitution of shares of another corporation including, without limitation, any successor of the Company), adjustments in the exercise, purchase or base price of an outstanding award and any adjustments in the maximum numbers of shares referred to in Section 6 of the Plan. All such adjustments shall be conclusive and binding for all purposes of the Plan.

10. DEFERRAL OF AWARD PAYMENTS

(a) DEFERRAL OF COMPENSATION.

(1) INITIAL ELECTIONS. To the extent allowed by the Committee, a participant may elect to have all or a portion of the performance share awards otherwise payable to him or her deferred (“Deferrable Compensation”) by executing a form prescribed by the Committee and by delivering such election form to the Committee. With respect to an award that is granted and may be earned in the same calendar year as the grant, the participant’s election to defer must be made within thirty (30) days after the date of the grant of the award and prior to any payment of the award; with respect to all other awards, the election to defer must be made within thirty (30) days prior to the calendar year in which an award may be earned (or such other time and subject to such other conditions as the Committee shall determine). In making such initial election hereunder, a participant shall specify when the deferred amounts will be paid, or begin to be paid, and shall also specify the form of payment of the Deferrable Compensation in either (A) a single lump-sum payment in Common Stock, or (B) monthly, quarterly, semi-annual or annual installments in Common Stock, but such installments not to exceed ten (10) years (the “Payout Period”).

(2) SUBSEQUENT ELECTIONS. Subsequent to the initial election by a participant with respect to the timing/form of payment described in Section 10(a)(1) above and at least twelve (12) months prior to the date an award is to be paid, the Committee, in its sole discretion, may authorize a participant to make a one-time election to extend the form or timing of payment beyond that originally elected by the participant pursuant to Section 10(a)(1) so long as the payment period does not exceed the form of payment methods described in Section 10(a)(1) above. Such subsequent election to extend the form or timing of payment beyond that originally elected by the participant shall not become effective until twelve (12) months after the date such election is extended by the Committee (“12-Month Waiting Period”). If the date an award is to be paid occurs prior to the expiration of the 12-Month Waiting Period, any payments made to the participant during the 12-Month Waiting Period shall be paid in accordance with the participant’s payment election made pursuant to Section 10(a)(1).

The amount of Deferrable Compensation deferred shall also be paid or distributed to the participants in accordance with the provisions of Section 10(d) or Section 10(e) below.

(b) DEFERRED COMPENSATION ACCOUNT. The Company shall establish a deferred compensation account (the “Account”) for each participant that defers hereunder. Allocations to such Accounts shall be made in accordance with (c) below.

(c) ALLOCATIONS TO ACCOUNTS.

(1) As of the date payments of Deferrable Compensation otherwise would be made to the participant, the amount due the participant shall be credited to such participant’s Account as a stock equivalent as hereinafter provided.

(2) A stock equivalent shall be equal to the number of full and fractional shares of the Common Stock that could be purchased with the dollar amount of Deferrable Compensation using the Average Closing Price (as defined below) of the Common Stock for the twenty (20) trading days ending on the day preceding the date the Account is so credited. The “Average Closing Price” of the Common Stock means the average of the daily closing prices for a share of the Common Stock for the applicable twenty (20) trading days on the Composite Tape for the New York Stock Exchange D Listed Stocks, or, if the Common Stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on which the Common Stock is listed, or, if the Common Stock is not listed on any such Exchange, the average of the daily closing bid quotations with respect to a share of the Common Stock for such twenty (20) trading days on the National Association of Securities Dealers, Inc. Automated Quotations Systems or any system then in use, or, if no such quotations are available, the fair market value of a share of the Common Stock as determined by the Committee.

(3) Such participant’s Account also shall be credited as of the payment date for each dividend declared by the Company on the Common Stock with additional stock equivalents computed as follows:

(i) with respect to dividends paid in cash, the total amount of the cash dividend shall be multiplied by the number of stock equivalents in the Account and the product thereof shall be divided by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the dividend payment date;

(ii) with respect to dividends paid in property (other than Common Stock), the Committee shall determine the fair market value of the property at the time of distribution of the dividend, and the number of stock equivalents attributable to such dividend shall then be computed in accordance with paragraph (i) above; and

(iii) with respect to dividends paid in Common Stock, the total number of shares of Common Stock paid in said dividend for each share held by a shareholder of the Company shall be multiplied by the number of stock equivalents in the Account.

(d) DISTRIBUTION OF DEFERRED COMPENSATION.

(1) Except as otherwise provided herein, at each participant’s election, the balance in such participant’s Account that has been deferred shall be paid out to the participant commencing on the date which the participant has specified pursuant to Section 10(a).

If installments were elected, the amount of each installment shall be determined as of the first day of the period in which payment is to be made by dividing the then balance in the Account by the then remaining number of payment dates in the Payout Period. The lump sum or first periodic installment shall be paid by the Company as promptly as is convenient, but not more than sixty (60) days following the date specified by the participant.

(2) In the event a participant ceases to be a Non-Employee Director of the Company (other than after a Change in Control) prior to the distribution of the entire balance in such participant’s Account, the balance in the Account shall be payable in a lump sum in Common Stock by the Company as promptly as is convenient following the participant’s cessation of such Non-Employee Director status, regardless of any deferral election made by the participant.

(3) In the event of the death of a participant prior to distribution of the entire balance in such participant’s Account, regardless of any deferral election made by the participant, the balance in the Account shall be payable in a lump sum by the Company as promptly as is convenient following the participant’s death to:

(i) the surviving beneficiary (or surviving beneficiaries) in such proportions as the participant may have designated by notice in writing to the Company unrevoked by a later notice in writing to the Company or, in the absence of an unrevoked notice;

(ii) the beneficiary (or beneficiaries) in such proportions as the participant may have designated by will or, if no beneficiary is designated, the legal representative of the participant’s estate.

(4) In the event a participant becomes disabled, the payment commencement date and/or payment schedule with respect to a balance in such participant’s Account may be accelerated by the Committee, in its sole discretion, regardless of any deferral election made by the participant.

(5) The provisions of the Plan shall apply to and be binding upon the beneficiaries, distributees and personal representatives and any other successors-in-interest of the participant.

(6) Distributions of stock equivalents in the Account shall be made in whole shares of Common Stock, and fractional shares shall be paid in cash in an amount equal to the number of fractional shares multiplied by the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of distribution.

(e) ACCELERATION OF DISTRIBUTION DUE TO CHANGE IN CONTROL. In the event that the provisions of Section 12 apply, Section 12 shall apply to any awards that have been deferred and distributions shall occur as promptly as is convenient in accordance with Section 12(a).

11. AMENDMENTS AND TERMINATION

(a) AMENDMENTS. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan.

The Committee may amend outstanding agreements evidencing awards under the Plan at any time and in its sole discretion in the event that the amendment does not adversely affect the participant; if the amendment would adversely affect the participant, the amendment may only be made with the consent of the participant.

(b) TERMINATION. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted ten (10) years after the effective date of the Plan, as set forth in Section 2 above.

12.	CHANGE IN CONTROL.

(a) ACCELERATED VESTING/ACCELERATED DISTRIBUTION FOR DEFERRALS. Except to the extent an award agreement provides for a different result (in which case the award agreement will govern and this Section 12 of the Plan shall not be applicable), notwithstanding anything elsewhere in the Plan or any rules adopted by the Committee pursuant to the Plan to the contrary, if a Triggering Event (as defined in Section 12(b)(2) below) shall occur within the 12-month period beginning with a Change in Control of the Company, then, effective immediately prior to such Triggering Event, each outstanding award of performance shares shall become immediately and fully vested, all performance or other conditions related to the payment of or rights under the award shall lapse, and, with respect to awards that have not been deferred, payment shall be over the time period specified in the award agreement and, with respect to awards that have been deferred, payment shall be in accordance with the participant’s election made pursuant to Section 10(a); however, all distributions under this Section 12 shall be made in cash (rather than Common Stock) in an amount equal to the number of stock equivalents to be distributed multiplied by the greater of (i) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date on which the right to such distribution arose; (ii) the Average Closing Price of the Common Stock for the twenty (20) trading days ending on the day preceding the date of the Change in Control; or (iii) the highest price per share of Common Stock in the transaction or series of transactions constituting the Change in Control.

(b) DEFINITIONS. For purposes of Section 10(e) and this Section 12, the following terms shall have the meanings set forth below.

(1) CHANGE IN CONTROL. A “Change in Control” shall mean (i) acquisition by any person (within the meaning of Section 12(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of 50% or more of Common Stock then outstanding; or (ii) the consummation of (A) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Common Stock are converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger as they had in Common Stock immediately prior to the merger, or (B) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, including, without limitation, any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all, of the assets of the Company.

(2) TRIGGERING EVENT. For purposes hereof, the term “Triggering Event” shall mean (i) the termination of Non-Employee Director status of a participant by the Company or an Affiliate (or any successor thereof) other than on account of death, permanent and total disability or Cause, or (ii) any failure by the Company (or a successor entity) to assume, replace, convert or otherwise continue any award in connection with the Change in Control (or another corporate transaction or other change affecting the Common Stock) on the same terms and conditions as applied immediately prior to such transaction, except for equitable adjustments to reflect the changes in Common Stock pursuant to Section 9 hereof.

(3) CAUSE. For purposes hereof, the term “Cause” shall mean a determination by the Committee that a participant (i) has been convicted of, or entered a plea of NOLO CONTENDERE to, a crime that constitutes a felony under federal or state law, (ii) has engaged in willful gross misconduct in the performance of his or her duties to the Company or an Affiliate or (iii) has committed a material breach of any written agreement with the Company or any Affiliate (or a successor entity) with respect to confidentiality, noncompetition, nonsolicitation or similar restrictive covenant. A termination on account of Cause shall be communicated by written notice to the participant, and shall be deemed to occur on the date such notice is delivered to the participant.

(c) EXCISE TAX LIMIT. In the event that the vesting of the awards together with all other payments and the value of any benefit received or to be received by the participant would result in all or a portion of such payment being subject to excise tax under Section 4999 of the Code, then the participant’s payment shall be either (A) the full payment or (B) such lesser amount that would result in no portion of the payment being subject to excise tax under Section 4999 of the Code (the “Excise Tax”), whichever of the foregoing amounts, taking into account the applicable federal, state, and local employment taxes, income taxes, and the Excise Tax, results in the receipt by the participant, on an after-tax basis, of the greatest amount of the payment notwithstanding that all or some portion of the payment may be taxable under Section 4999 of the Code. All determinations required to be made under this Section 12(c) shall be made by an accounting firm chosen by the Committee (the “Accounting Firm”). The Company shall cause the Accounting Firm to provide detailed supporting calculations of its determinations to the Company and participant. All fees and expenses of the Accounting Firm shall be borne solely by the Company. The Accounting Firm’s determinations must be made with substantial authority (within the meaning of Section 6662 of the Code).

13. GOVERNING LAW AND CONFLICT OF LAWS

The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of Alabama.

14. AUTHORIZED PAYMENTS

Notwithstanding any other provisions of the Plan, if any amounts payable under the Plan are found in a “determination” (within the meaning of Section 1313(a) of the Code) to have been includible in the gross income of a participant prior to payment of such amounts hereunder, such amounts shall be paid to such participant as soon as practicable after the Committee is advised of such determination. For purposes of this Section, the Committee shall be entitled to rely on an affidavit by a participant and a copy of the determination to conclude that a determination described herein has occurred.

15. MISCELLANEOUS PROVISIONS

(a) RIGHTS AS STOCKHOLDER. A participant under the Plan shall have no rights as a holder of Common Stock with respect to awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

(b) ASSIGNMENT OR TRANSFER. No award under this Plan shall be transferable by the participant or shall be subject in any manner to alienation, sale, transfer, assignment, pledge, encumbrance or charge (other than by or to the Company), except (i) by will or the laws of descent and distribution (with all references herein to the rights or duties of holders or participants to be deemed to include the beneficiaries or legal representatives of the holder or participant unless the context otherwise expressly requires); or (ii) subject to the prior approval of the Committee, for transfers to “family members” (as defined below), charitable institutions or such other persons or entities approved by the Committee (subject to such limitations as the Committee in its discretion may impose, if necessary, to comply with applicable securities laws), in each case subject to the condition that the Committee be satisfied that such transfer is being made by the participant for estate planning, tax planning or donative purposes and no consideration (other than nominal consideration or interests in a family partnership, family corporation or other family-related entity) is received by the participant therefor. Except as provided above, during the lifetime of a participant, awards hereunder are payable only to the participant.

For purposes hereof, a “family member” shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the participant’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent of the beneficial interest, a foundation in which these persons (or the participant) control the management of assets, and any other entity in which these persons (or the participant) own more than fifty percent of the voting interests.

(c) AGREEMENTS. All awards granted under the Plan shall be evidenced by agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Committee shall adopt.

(d) COMPLIANCE WITH LEGAL REGULATIONS. During the term of the Plan and the term of any awards granted under the Plan, the Company shall at all times reserve and keep available such number of shares as may be issuable under the Plan, and will seek to obtain from any regulatory body having jurisdiction, any requisite authority required in the opinion of counsel for the Company to grant shares of Common Stock and transfer, issue or sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of any award.

(e) WITHHOLDING TAXES. The Company shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in Common Stock, to require the payment (through withholding from the participant’s salary or otherwise) of any such taxes.

(f) NO RIGHTS TO AWARD. No person shall have any right to be granted an award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any participant any right to be retained in the employ of the Company or any of its Affiliates, or shall interfere with or restrict in any way the rights of the Company or any of its Affiliates, which are hereby reserved, to discharge the Non-Employee Director at any time for any reason whatsoever, with or without good cause, subject to any agreement to the contrary.

(g) COSTS AND EXPENSES. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any award or to any participant receiving an award.

(h) NATURE OF THE PLAN. The Company is under no obligation (1) to transfer amounts credited to a participant’s Account to any trust or escrow account or (2) to secure any amount credited to a participant’s Account by any specific assets of the Company or its Affiliates or any other asset in which the Company or its Affiliates has an interest. The Plan shall not be construed to require the Company or its Affiliates to fund any of the benefits provided hereunder nor to establish a trust for such purpose. The Company or its Affiliates may make such arrangements as it desires to provide for the payment of benefits, including, but not limited to, the establishment of a rabbi trust or such other equivalent arrangement as the Company may decide. No such arrangement shall change the nature of the obligation of the Company or its Affiliates or the rights of the participants as provided herein. Neither a participant nor his or her beneficiary, estate or personal representative shall have any rights against the Company or its Affiliates with respect to any portion of an Account or any trust, escrow account or other arrangement established in connection with the Plan except as a general unsecured creditor.